EXHIBIT 10.1

TRUST AGREEMENT

THIS AGREEMENT is made effective as of the 31st day of December, 2007.

BETWEEN:
The registered shareholders of INNER MONGOLIA TEHONG COAL AND POWER GROUP CO., LTD, specifically described in Schedule A attached hereto,
AND:	The registered shareholders of INNER MONGOLIA HEAT POWER CO., LTD, specifically described in Schedule B attached hereto. (collectively, the “ Shareholders”)
AND:	PACIFIC PROJECTS INC., a Nevada company with its registered address at 245 East Liberty Street, Suite 200, Reno, Nevada 89501. (“PPI ”)

WHEREAS:

A.	The Shareholders are the recorded owners of 100% of the registered Paid Up Capital of Inner Mongolia Tehong Coal and Power Group Co. Ltd (herein referred to as “ Coal Group”), and Inner Mongolia Heat Power Co., Ltd (herein referred to as “ Heat Power” ), as stated in Schedule A and Schedule B, respectively, of this Agreement;

B.	PPI, a Nevada incorporated company, is a wholly owned subsidiary of China Energy Corporation (herein referred to as “CEC”), a company incorporated under the laws of the state of Nevada and a publicly traded company listed on the OTC Bulletin Board under the trading symbol “CHGY”;

C.	On Nov. 30, 2004, CEC, Coal Group, Heat Power, and the Shareholders, entered into a Share Exchange Agreement, wherein Coal Group and Heat Power became subsidiaries of CEC whereby,

inter alia, CEC issued common shares of CEC to the Shareholders, in exchange for which the Shareholders agreed to retain and represent their registered ownership in trust for CEC;

D.	PPI is seeking to convert Coal Group, and Heat Power from domestic PRC companies to Foreign Invested Enterprises (herein referred to as “FIE”) wholly owned by CEC by purchasing (either in cash or through shares listed on a ‘reputable stock market or exchange’) Coal Group and Heat Power’s FIE Business Licenses at the deemed Conversion Price as approved by the Government Authorities;

E.	To give effect to the original intent of the parties set out in the Share Exchange Agreement of Nov. 30, 2004, and the requirements stipulated in Section D above, the Shareholders:

(1) shall re-assert their intentions to hold and represent their registered Paid Up Capital in Coal Group, and Heat Power, in trust for PPI;

(2) shall not increase the registered Paid Up Capital in Coal Group and Heat Power Co without the express approval of PPI.

NOW THEREFORE in consideration of other good and valuable consideration and the sum of Ten ($10.00) Dollars now paid by PPI to the Shareholders (the receipt and sufficiency of which is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1.	INTERPRETATION

1.1	For all purposes of this Agreement, the following interpretation shall be in effect:

	(a)	“Agreement” and “this Agreement” means the agreement between the Shareholders and PPI hereby constituted;

	(b)	“Approval” means such required approval by the Government Authorities granting Coal Group, and Heat Power their Conversions from domestic PRC companies to FIE companies;

	(c)	“Agreed Period” means the 8 year term commencing the date of this Agreement;

(d)	“Coal Group” means Inner Mongolia Tehong Coal and Power Group Co., Ltd.;

(e)	“Heat Power” means Inner Mongolia Heat Power Co., Ltd.

(f)	“Conversion” shall mean the conversion of Coal Group and Heat Power from domestic PRC companies to FIE companies as approved by Government Authorities whereby both companies are granted FIE business licenses;

(g)	“Conversion Price” means the amount specified by Government Authorities as noted below, which is deemed an appropriate consideration for the conversion of Coal Group and Heat Power to FIE’s pursuant to Paragraph 5 of this Agreement;

(h)	“Contesting Party” means collectively, PPI and the Shareholders;

(i)	“Exclusive Right” means the irrevocable right to purchase, during the Agreed Period, and extension thereof, the FIE Business License of Coal Group, wherein Coal Group is Converted to a 100% FIE, and Heat Power wherein Heat Power is Converted to a 49% FIE, at the Conversion Price;

(j)	“Extension Right” means the Agreed Period in addition to another 5 years;

(k)	“External Auditor” means an auditor with a valid Certified Public Accountant designation appointed in the USA.

(l)	“Foreign Invested Enterprise” or “FIE” means a company incorporated under the laws of the PRC where in all or portion of the company are owned by foreign investors and such entity being approved and granted a FIE business license by the Government Authorities in the appropriate proportion in which the Conversion Price is paid in accordance to the Paid Up Capital of the PRC domestic company;

(m)	“Government Authorities” means all such authorities or departments of the government of the People’s Republic of China including but not limited the Ministry of Finance and the State Council Securities Supervision and Regulatory Body; having jurisdiction whose approval of the Conversion is required in conjunction any amendments and any other applicable laws or regulations;

(n)	“Holding Period” means the period of 1 month (equivalent to 30 calendar days) from the receipt of the Notice of Exercise wherein the FIE business license shall be in the possession of PPI;

(o)	“Notice of Exercise” means a notice in writing addressed to and received by the Shareholders at the address first recited (or at any other address specified by the Shareholders in writing to PPI), which notice shall specify the total funds in held in escrow pursuant to Paragraph 5.2 to equal to or in excess of the Conversion Price pursuant to Paragraph 5.1 wherein PPI is deemed to have exercised its Exclusive Right in full;

(p)	“Maximum Conversion Price” means as per guidelines provided by Government Authorities as follows:

Registered paid up capital	Total Investment

Less that $ 2.1 million	Cannot exceed 1.43 times the amount of registered paid up capital

$ 2.1 to $ 5 million	Cannot exceed 2 times the amount of registered paid up capital

$ 5 million to $ 12 million	Cannot exceed 2.5 times the amount of registered paid up capital

More than $ 12 million	Cannot exceed 3 times the amount of registered paid up capital

And therefore shall mean 3 times the Paid Up Capital of Coal Group of 300 million RMB (100 million RMB * 3), and 2.5 times the 49% Paid Up Capital of Heat Power of 61,250,000 RMB (50 million RMB *49%*2.5);

(q)	“Paid Up Capital” or “PUC” means the following:

100% registered Paid Up Capital of Coal Group of 100 million RMB, effective Dec. 31,2007, and

100% registered Paid Up Capital of Heat Power of 50 million RMB, effective Dec. 31, 2007;

(r)	“People’s Republic of China” means the “PRC” as abbreviated;

(s) “Trust Funds” means funds from PPI held in escrow by PPI’s appointed counsel, for the purpose of facilitating the exercise of PPI’s Exclusive Right.

1.2	In this Agreement, any reference to currency is to the currency of the United States of America unless otherwise indicated. For the purposes of this Agreement, the exchange rate between the currency of the United States of America and the currency of the PRC shall be the exchange rate as of the date of the Notice of Exercise.

2.	EXCLUSIVE RIGHT

2.1	The Shareholders hereby grants to PPI the Exclusive Right on the terms set out in this Agreement to purchase at the Conversion Price the FIE Business License of Coal Group, wherein Coal Group will be converted to a 100% FIE and wherein Heat Power will be converted to a 49% FIE, in the Agreed Period and the extensions thereof as approved and validly registered with the Government Authorities;

2.2	The Exclusive Right is not transferable by the Shareholders during the Agreed Period unless mutually agreed by parties hereto;

3.	EXTENSION RIGHT

3.1	PPI shall have the right to extend the Agreed Period up to a further 5 years from the expiration of the Agreed Period, upon the same terms and conditions set out herein, as mutually agreed between the parties.

4.	EXERCISE OF THE EXCLUSIVE RIGHT

4.1	Subject to paragraph 6.1, during the Agreed Period and the extension thereof, PPI may exercise its Exclusive Right by delivering to each of the Shareholders through PPI’s appointed legal counsel, the Notice of Exercise which states that Trust Funds are equivalent to or in excess of the Conversion Price.

4.2	Upon delivery of the Notice of Exercise and the transfer of Trust Funds under conditions met pursuant to Paragraph 5.3, PPI will be deemed to have exercised the Exclusive Right in full.

4.3	PPI will have deemed to have exercised its Exclusive Right if in the event CEC shares of common stock become listed for trading on a “National Securities Exchange”, including but not limited to any of the following stock exchanges: the National Association of Securities Dealers Automated Quotation System; the New York Stock Exchange; or the American Stock Exchange, and such value of the Conversion Price and authority to settle the Conversion Price paid shall be determined by the;

(a)	value equivalent to the market cap of CEC at the time of the listing of its common shares on the above noted exchanges is equivalent to the Conversion Price;

(b)	approval by Government authorities that such form of payment of the Conversion Price shall grant the conversion of Coal Group and Heat Power to FIE’s and thus the FIE business licenses.

4.4	Upon PPI exercising the Exclusive Right in full, the Shareholders shall deliver to PPI the physical FIE business license within 1 month of the receipt of the Notice of Exercise (“the Holding Period”). PPI has no obligation to transfer the Trust Funds if the Shareholders fail to deliver the physical FIE business license to PPI within the Holding Period. The Notice of Exercise shall be deemed null and void unless both parties hereto agree to extend the Holding Period. The Shareholders shall be transferred the Trust Funds only if conditions are met pursuant to Paragraph 5.3.

4.5	The amount stated in the Notice of Exercise and used for the purchase of the FIE business license shall remain the property and in the name of PPI indefinitely. The Shareholders shall adhere to the requirement pursuant to paragraph 9.2 wherein the Conversion Price paid as stated in the Notice of Exercise shall be registered in the name of PPI with Government Authorities as an additional paid in capital contribution.

5.	CONVERSION PRICE AND METHOD OF PAYMENT

5.1	Payment of the Conversion Price shall be the lesser of the following:

(a) Maximum Conversion Price;

(b) Amount assessed by Government Authorities as noted in an independent asset valuation report prepared by approved PRC asset valuators. In the event that the valuation made by the PRC asset valuators is not acceptable to the Shareholders or PPI (the “Contesting Party”), then the Contesting Party shall select another

PRC asset valuator. The cost of the determination of the Conversion Price pursuant to this paragraph 5 will be borne equally by the Contesting Party. The Shareholders shall appoint a PRC asset valuator within 30 calendar days of the date of this Agreement and the delivery of the asset valuation report shall be delivered to PPI no later than 60 calendar days from the date of this Agreement.

5.2	Funds received by PPI to exercise the Exclusive Right at the Conversion Price shall be held in escrow by counsel appointed by PPI for the duration of the Agreed Period and any extension thereof unless a Notice of Exercise is received by Shareholders and Shareholder have met the requirements pursuant to Paragraph 5.3 wherein the transfer of the Trust Funds shall be made to the Shareholders. Upon expiration of the Agreed Period and any extension thereof wherein the Conversion has not materialized; all Trust Funds in any amount whether it be less, equivalent or in excess of the Conversion Price shall accrue to the benefit of PPI and PPI may use such funds to pursue other business opportunities that may arise from time to time which, in PPI’s sole opinion, are profitable for PPI or its affiliates.

5.3	Trust Funds shall be transferred to the Shareholders only when the following conditions have been met by the Shareholders:

	(a)	the Conversion Price is determined and approved by Government Authorities as stated in official documents. Such documents shall be express couriered to PPI upon receipt by the Shareholders;

	(b)	the Shareholders have received confirmation whether the Conversion qualifies for an extension for payment of the Conversion Price and if so, the transfer of the Trust Funds shall be transferred at the rate of the payment schedule;

	(c)	the FIE business licenses have been issued under the name of Coal Group and Heat Power are deemed FIE’s wherein Coal Group is a 100% FIE and Heat Power is a 49% FIE;

	(d)	delivery of the FIE business licence to PPI is within the Holding Period following the receipt of the Notice of Exercise by the Shareholders pursuant to Paragraph 4.4.

5.4	Should the Shareholders not able to obtain the FIE business licenses pursuant to Paragraph 4.3, PPI shall deem the exercise of the

Exclusive Right to be null and void and PPI may use its financial resources to pursue other business opportunities that may arise from time to time which, in PPI’s sole opinion, are profitable for PPI or its affiliates.

5.5	Any Trust Funds in excess of the Conversion Price held in escrow shall accrue to the benefit of PPI.

6.	SUBJECT CONDITIONS

6.1	The exercise of the Exclusive Right is subject to the completion of Conversion. If the Conversion is not materialized within the Approved Period and any extensions thereof, the exercise of the Exclusive Right shall be null and void and PPI may use its financial resources to pursue other business opportunities that may arise from time to time which, in PPI’s sole opinion, are profitable for PPI or its affiliates. For greater certainty, the failure in one instance to obtain Conversion in no way requires PPI to re-attempt the exercise of the Exclusive Right or prevents PPI from seeking to exercise the Exclusive Right at a later time. PPI is under no obligation to exercise the Exclusive Right and may use its financial resources to pursue other business opportunities that may arise from time to time which, in PPI’s sole opinion, are profitable for PPI or its affiliates.

7.	ACKNOWLEDGEMENTS AND WARRANTIES

7.1	The Shareholders jointly and severally warrant to PPI that:

(a) the PUC are duly authorized, fully paid, non-assessable and free of pre-emptive rights and held on record and beneficially by the Shareholders as registered with the Government Authorities;

(b) the total PUC on record as of the date of this Agreement is 100 million RMB for Coal Group and 50 million RMB for Heat Power;

(c) the total PUC shall not be increase at anytime during the duration of the Agreed Period and any extension thereof;

(d) the proceeds raised by PPI shall vest in PPI the full beneficial ownership, free of encumbrances of any kind;

(e) except as provided under this Agreement, there are no outstanding options, warrants, rights or agreements of any kind:

(i)	for the issuance or sale of the PUC;

(ii)	for any outstanding securities convertible into any additional PUC; or

(iii)	that require Coal Group to purchase, redeem or otherwise acquire any of the PUC.

(f)	Collectively, will determine to the best of the Shareholder’s ability through communication with the Government Authorities and appointment of a PRC asset valuator that a Conversion Price shall be determined as accurately as possible and approved by the Government Authorities.

(g)	Upon receipt of the FIE business licences, such licenses will be delivered to PPI in the agreed period pursuant to Paragraph 4.4 and the FIE business licenses shall remain the property of PPI.

8.	SHAREHOLDER RIGHTS

8.1	PPI shall have no right whatsoever to receive dividends, except in respect of which the Exclusive Right has been properly exercised in accordance with this Agreement.

9.	COVENANTS OF THE PARTIES

9.1	Upon delivery of the Notice of Exercise, the Shareholders shall forthwith make all reasonable efforts to seek the Conversion and thus the FIE business license and deliver of such FIE business license to be within the time limitations pursuant to Paragraph 4.4.

9.2	Upon attaining Approval and the FIE business license and subsequent transfer of the Trust Funds equivalent to the Conversion Price, the Shareholders shall make the necessary filings and take all necessary steps to register the ownership of the amount as stated in the Notice of Exercise in the name of PPI with the appropriate Government Authorities.

9.3	Following execution of this Agreement and during the Agreed Period, and the extensions thereto, no Shareholder will allow or permit any mortgage, pledge, lien, charge or other encumbrance to attach, effect or encumber the PUC without the prior written consent of PPI, nor will any Shareholder sell, transfer, assign or otherwise dispose of any

PUC held by it except in accordance with the terms of this Agreement.

9.4	No Shareholder shall permit any subdivision, consolidation, redivision or change of the PUC, including without limitation, any increase in the PUC of Coal Group and Heat Power, at any time during the Agreed Period and extensions thereof, into a greater or lesser amount of the PUC, unless mutually agreed to by the parties hereto, and if such is permitted, the price at which PPI agrees to purchase the PUC from the Shareholder shall be adjusted to reflect such subdivision, consolidation, redivision or change of the PUC.

9.5	The Shareholders shall ensure that Coal Group and Heat Power prepare financial statements from time to time, as required by PRC law and the above companies’ constating documents, and will ensure that all such financial statements are immediately provided to the U.S appointed external auditor (the “External Auditor”) appointed by PPI or any of its parent or affiliated companies, including, without limitation, CEC.

9.6	Unless PPI or any of its parent or affiliated companies, including, without limitation, CEC, instructs the Shareholders otherwise, the Shareholders shall ensure that Coal Group and Heat Power comply with all recommendations of the External Auditor in matters affecting the internal financial controls and financial accounting records of the companies.

10.	COSTS

10.1	Each Party will bear their own costs in respect of this Agreement.

11.	GOVERNING LAW

11.1	This Agreement shall be governed by the laws of the State of Nevada.

12.	PRIORITY

12.1	This Agreement supersedes and takes priority over any prior agreements in this regard between the parties hereto, including but not limited to an agreement of even date hereof.

13.	COUNTERPARTS

13.1	This Agreement may be executed in one or more counterparts which, when so executed by facsimile signature or otherwise, shall be read together and be construed as one agreement.

14.	NOTICE

14.1	All notices, requests, demands and other communication hereunder shall be deemed to have duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

If to PPI:

245 East Liberty Street, Suite 200, Reno, Nevada 89501, U.S.A.

If to the Shareholders:

                      GuanBanWuSu Coal mine, XuanJiaWan Town,
                      Zhunger County, Inner Mongolia, China 010300

15.	ACCRUMENT

15.1	This Agreement will accrue to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, and assigns.

16.	ELECTRONIC MEANS

16.1	Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PACIFIC PROJECTS INC.

/s/ Dudley Delapenha Per: ___________________________ Authorized Signatory

For Inner Mongolia Tehong Coal and Power Group Co. Ltd :

/s/ Wenxiang Ding	/s/ Yi Ding
WENXIANG DING	YI DING

/s/ Biao Ding	/s/ Yanhua Li
BIAO DING	YANHUA LI

For Inner Mongolia Heat Power Ltd :

HANGZHOU DAYUAN GROUP CO. LTD

            /s/Authorized signatory

Per: ________________________________
                     Authorized Signatory

ORDOS CITY YIYUAN INVESTMENT CO. LTD

            /s/Authorized signatory

Per: _______________________________
                    Authorized Signatory

XINGHEHAIFU TRANSPORTATION & SALES CO. LTD

            /s/Authorized signatory

Per: _______________________________
                    Authorized Signatory

SCHEDULE A

INNER MONGOLIA TEHONG COAL AND POWER GROUP CO. LTD.

Registered Shareholders and Capital Contributions as at December 31, 2007

SHAREHOLDERS	Total PUC in RMB	% of Issued and
		Outstanding Shares
Wenxiang Ding	16,670,000	16.67
Yanhua Li	16,670,000	16.67
Yi Ding	33,330,000	33.33
Biao Ding	33,330,000	33.33
Total	100,000,0000 RMB	100.00%

SCHEDULE B

INNER MONGOLIA HEAT POWER LTD.

49% of The Registered Shareholders and Capital Contributions as at December 31, 2007

SHAREHOLDERS	Total PUC in RMB	% of Issued and
		Outstanding Shares
Hangzhou DaYuan	11,500,000	23
Group Co. Ltd
Ordos City YiYuan	7,000,000	14
Investment Co. Ltd
XingHeHaiFu	6,000,000	12
Transportation &
Sales Co. Ltd

Total	24,500,0000 RMB	49.00%